UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2005

U.S. Restaurant Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12240 Inwood Road, Suite 300, Dallas, Texas 75244

Registrant’s telephone number, including area code (972) 387-1487

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On January 5, 2005, Robert Lewis and Sutter Acquisition Fund, LLC, two purported limited partners in 18 CNL Income Funds (the “Funds”), filed a purported class action lawsuit on behalf of the limited partners of the Funds against U.S. Restaurant Properties, Inc. (the “Company”), CNL Restaurant Properties, Inc. (“CNLRP”), the Funds, the general partners of the Funds, CNL Restaurant Investments, Inc. and CNL Restaurant Capital Corp. in the District Court of Dallas County, Texas (Cause No. 05-00083). The complaint alleges that the general partners of the Funds breached their fiduciary duties in connection with the proposed mergers between the Funds and subsidiaries of the operating partnership of the Company and that the Company and CNLRP aided and abetted such alleged breaches of fiduciary duties. The complaint further alleges that the Funds’ general partners violated provisions of the Funds’ partnership agreements and demands an accounting as to the affairs of the Funds. The plaintiffs are seeking unspecified compensatory and exemplary damages and equitable relief, including an injunction of the mergers.

The management of the Company believes that the claims against the Company are without merit and intends to defend vigorously against such claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ Stacy M. Riffe
Name:	Stacy M. Riffe
Title:	Chief Financial Officer

Dated: January 11, 2005